EXHIBIT 99.2

Excerpts from presentation materials dated March 11, 2003 to be presented by Marshall O. Larsen, President and Chief Operating Officer of Goodrich Corporation, at the Salomon Smith Barney 16th Annual Global Industrial Manufacturing Conference.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s future plans, objectives, and expected performance. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially.

Important factors that could cause actual results to differ include, but are not limited to, the extent to which the Company is successful in integrating TRW’s Aeronautical Systems businesses and achieving operating synergies, as well as other factors discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Company cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of the date on which such statements were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

NON-GAAP FINANCIAL MEASURES

This presentation includes a number of non-GAAP financial measures, such as earnings excluding special items, earnings excluding special items and non-recurring items and free cash flow. This presentation includes as supplemental data, for each of those measures, a reconciliation to the most directly comparable GAAP financial measure.

Special items, as used in this presentation, include restructuring and consolidation costs, certain gains or losses on the sale of businesses, results of discontinued operations, cumulative effect of a change in accounting, asset impairment charges and acquisition-related charges including the step-up of inventory and in-process research and development.

Non-recurring items, as used in this presentation, (a) for the second quarter of 2002, include write-off of Fairchild Dornier investment (sales incentives, inventory and supplier termination costs), settlement of a military contract claim, an insurance settlement and an intangible asset sale, and (b) for the third quarter of 2002, include contract loss provisions, net of reserve adjustments.

Free cash flow, as used in this presentation, means operating cash flow from continuing operations, excluding cash payments related to special items, and reduced by capital expenditures.

Sales by Industry Channel – 1999 – 2003E
(Dollars in Millions)

	1999	2000	2001	2002	2003E

Military and Space	510	563	828	987	1,273
Large Commercial Aircraft Aftermarket	1,053	1,086	1,050	1,007	1,179
Regional Business and General Aviation	376	434	479	479	587
Boeing OE	822	687	758	466	430
Airbus OE	481	495	559	491	566
Other	375	434	511	489	480

Significantly growing Military presence

Development Programs Will Accelerate Future Growth

Commercial

A380 Program — $6 Billion+ *
2005 **

CF34-10 Nacelle System — $1.4 Billion+ *
2005 **

Cockpit Door Video Surveillance System — $0.1 Billion+ *
2003 **

Military

Joint Strike Fighter — $5 Billion+ *
2006 **

C-5 Re-Engine — $0.8 Billion+ *
2004 **

Universal Control Program — $0.5 Billion+ *
2005 **

* Total estimated sales over life of program
** Year in which significant sales are expected to begin

Expected Future Sales from New Programs
(Dollars in Millions)

2002 – 11.3

2003 – 58.4

2004 – 73.5

2005 – 174.1

2006 – 274.0

2007 – 335.4

2008 – 459.6

Annual Expected Future Sales for:

-  A380 Program

-  CF34-10 Nacelle System

-  JSF Program

-  C-5 Re-engine Program

-  Cockpit Door Video Surveillance System

-  Universal Control Program

New program sales are incremental to sales growth from existing in-production platform positions

2003 EPS Guidance

-  Adjusted to reflect PIK note sale and Cordiem charge

-  Full-year 2003 impact to guidance of approximately ($0.10)

-  Both items are non-cash; Free Cash Flow guidance unchanged

-  Operational guidance unchanged, but significant uncertainty remains:

  - Iraq war scenarios

  -  Airline financial health

      -  War-driven reduction in ASM’s

      -  Further bankruptcies?

      -  Global fleet downsizing

  -  OE production levels at risk

Difficult environment to predict

Expectations for Goodrich 2003 Sales

	Full Year 2002
	Goodrich	Avg. Expected
	Mix	2003 Growth

Boeing & Airbus OE Production	25%	(15 – 20%)
Commercial A/C Aftermarket	25%	Flat, up slightly
Regional, Business & GA OE & Aftermarket	13%	Flat
Military and Space - OE & Aftermarket	26%	5 – 10%
Heavy Airframe Maintenance	4%	(5%)
IGT & Other	7%	(0 – 5%)

Expected Organic Growth		Relatively
		Unchanged
Asset Dispositions		(2 – 4%)

Goodrich Total – 2003 Sales Expectations		$4.4 – 4.5B

2003 EPS Guidance

EPS from Continuing Operations – Excluding Special Items

2002 EPS	$2.31

Range of Change:
Segment OI Growth	+$.45 – $.55
Pension Expense	($.25)
Corp. & Other	($.10) – ($.15)
Interest Expense	($.33) – ($.38)
Noveon PIK Note Sale, Net Impact	($.04)
Divested Businesses	($.05)
New Equity Issuance	($.16) – ($.23)
Cordiem Write-Off	($.07)
2003E EPS	$1.60 – $1.75

Pension – Current Status and Impacts

2003
	2002	Estimate	Change

Pre-tax Pension Expense	$33M	$82M	($49M	)
After-tax Pension Expense	$22M	$55M	($33M	)
EPS Impact	$0.21	$0.46	($0.25)

-  Discount rate changed in 2002 from 7.5% to 6.875%

-  Expected return on plan assets changed to 9% for 2003, from 9.25% in 2002

Free Cash Flow – 2002 Results and 2003 Expectations

	(Dollars in Millions)
			Forecast
	4Q 2002	2002	2003

Net Income – excluding special items	$72	$244	$190 – 210
Depreciation and amortization	$63	$184	$230 – 240
Capital Expenditures	($51)	($107)	($150 – 170)
All Other	$59	$166	($30 – 50)
Free Cash Flow	$143	$487	$250 – 280
Net Income Conversion	199%	200%	120% – 140%
Other Items
Special Items (Restructuring Cash)	($11)	($55)	($35 – 45)
Common Dividends	($20)	($97)	($95)
Distributions on Trust Preferred Securities	($3)	($11)	($11)
Avionics Sale / Other Asset Monetization			$285 – 290

SUPPLEMENTAL DATA
2003 Guidance – Non-GAAP Reconciliation

Earnings per Diluted Share Reconciliation	2003
(Dollars in Millions)	EPS Range
Income from continuing operations	$1.45 - 1.60
Add-back: Special items	$0.11 - $0.14
Income excluding special items	$1.60 - $1.75

Free Cash Flow Reconciliation	2003
(Dollars in Millions)	$ Range
Cash flow from Operations	$350 - $400
Add back — Cash payments for special items	$35 - $45
Less — Capital expenditures	($150 - $170)
Free cash flow	$250 - $280